Exhibit 99.1

              Waste Connections Reports Third Quarter 2004 Results

     FOLSOM, Calif.--(BUSINESS WIRE)--Oct. 20, 2004--Waste Connections, Inc. (NYSE:WCN)

     --   Reports earnings per share of $0.46, up 24.3%

     -- Third quarter revenue and net income increased 13.2% and 32.3%, respectively

     --   Reports internal growth of 2.8% price and 1.6% volume

     --   Signs agreements to acquire $30 million annualized revenue

     Waste Connections, Inc. (NYSE:WCN) today announced third quarter earnings of $0.46 per share on a diluted basis of 49.0 million shares, a 24.3% increase over diluted earnings per share of $0.37 in the third quarter of 2003. Revenue for the third quarter of 2004 was $165.4 million, a 13.2% increase over revenue of $146.2 million in the third quarter of 2003. Operating income for the third quarter of 2004 was $42.8 million, a 13.3% increase over operating income of $37.8 million in the third quarter of 2003. Net income in the quarter was $22.5 million, a 32.3% increase over the year ago period.
     For the nine months ended September 30, 2004, revenue was $475.3 million, a 14.9% increase over revenue of $413.5 million in the year ago period. Operating income for the nine months ended September 30, 2004, was $118.3 million, a 9.6% increase over operating income of $107.9 million for the same period in 2003. Net income excluding a charge for early retirement of convertible notes, a non-GAAP measure, for the nine months ended September 30, 2004, was $58.9 million, a 22.7% increase over net income of $48.0 million before a gain resulting from the cumulative effect of adopting SFAS No. 143 in the prior year period. Including the cost for early retirement of convertible notes, diluted earnings per share for the nine months ended September 30, 2004 was $1.20. Excluding the charge for early retirement of debt, a non-GAAP measure, in the nine month period ended September 30, 2004, diluted earnings per share was $1.22, an increase of 15.1% over diluted earnings per share of $1.06 before the gain on accounting change in the year ago period.
     Ronald J. Mittelstaedt, Chairman and Chief Executive Officer, said, "Our execution at the local level and differentiated market strategy have been the primary drivers to our strong performance this year. Internal growth continues to track above initial expectations for the year with margins in the quarter beginning to demonstrate the year-over-year improvements we had expected. More importantly, we made significant progress in the quarter on new landfill development projects in Kansas, Kentucky and Colorado that should begin contributing in 2005. On the acquisition front, we completed the previously announced sale of a non-integrated collection operation in Washington and entered into a long-term disposal contract with the buyer. Additionally, we agreed to acquire Northwest Container Services, an inter-modal transfer services company with six locations in the Pacific Northwest Region, including Seattle, Tacoma and Portland. This strategic acquisition is expected to significantly improve our ability to compete for waste disposal contracts in a region that is highly dependent on rail haul services, attracting incrementally new volumes to our existing landfill network. We also signed or closed an additional three tuck-in transactions in South Dakota and Texas. These acquisitions bring the total amount of acquired annualized revenue either signed or closed this year to approximately $36 million."
     Waste Connections will be hosting a conference call related to third quarter earnings on October 21st at 8:30 A.M. Eastern Time. We will be broadcasting our quarterly conference call live over the Internet at www.streetevents.com and through a link on our web site at www.wasteconnections.com. A playback of the call will be available at both of these sites.

     Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western and Southern U.S. The Company serves more than one million commercial, residential and industrial customers from a network of operations in 23 states. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California. For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections web site or through contacting us directly at (916) 608-8200.

     For non-GAAP measures, see accompanying Non-GAAP Reconciliation Schedule.

     Certain statements contained in this press release are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy. Waste Connections' business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) difficulties in making acquisitions, acquiring exclusive contracts and generating internal growth may cause Waste Connections' growth to be slower than expected; (2) Waste Connections' growth and future financial performance depend significantly on its ability to integrate acquired businesses into its organization and operations; (3) Waste Connections' acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (4) Waste Connections competes for acquisition candidates with other purchasers, some of which have greater financial resources than it does, and these other purchasers may be able to offer more favorable acquisition terms, thus limiting Waste Connections' ability to grow through acquisition; (5) timing of acquisitions may cause fluctuations in Waste Connections' quarterly results, which may cause its stock price to decline; (6) rapid growth may strain Waste Connections' management, operational, financial and other resources; (7) Waste Connections may be unable to compete effectively with governmental service providers and larger and better capitalized companies, which may result in reduced revenues and lower profits; (8) Waste Connections may lose contracts through competitive bidding, early termination or governmental action, which would cause its revenues to decline; (9) increases in the costs of labor, disposal, fuel or energy could reduce operating margins; and (10) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings. These risks and uncertainties, as well as others, are discussed in greater detail in Waste Connections' filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q. There may be additional risks of which Waste Connections is not presently aware or that it currently believes are immaterial which could have an adverse impact on its business. Waste Connections makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.


                             WASTE CONNECTIONS, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
             THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004
                                   (Unaudited)
               (in thousands, except share and per share amounts)


                           Three months ended      Nine months ended
                              September 30,          September 30,
                       ----------------------- -----------------------
                             2003        2004        2003        2004
                       ----------- ----------- ----------- -----------

Revenues                 $146,178    $165,444    $413,515    $475,263
Operating expenses:
  Cost of operations       82,407      92,006     231,655     267,958
  Selling, general
   and administrative      13,702      16,104      39,762      47,143
  Depreciation and
   amortization            12,293      14,551      34,155      41,846
                       ----------- ----------- ----------- -----------
Operating income           37,776      42,783     107,943     118,316

Interest expense           (8,002)     (4,928)    (23,838)    (16,925)
Minority interests         (2,932)     (3,309)     (7,807)     (8,995)
Other income (expense),
 net                           12         184        (155)     (1,312)
                       ----------- ----------- ----------- -----------
Income before income
 tax provision and
 cumulative effect
 of change in accounting
 principle                 26,854      34,730      76,143      91,084

Income tax provision       (9,882)    (12,279)    (28,119)    (33,260)
                       ----------- ----------- ----------- -----------
Income before cumulative
 effect of change in
 accounting principle      16,972      22,451      48,024      57,824

Cumulative effect of
 change in accounting
 principle, net of
 tax expense of $166            -           -         282           -
                       ----------- ----------- ----------- -----------

Net income                $16,972     $22,451     $48,306     $57,824
                       =========== =========== =========== ===========

Basic earnings per
 common share:
  Income before
   cumulative effect
   of change in
   accounting principle     $0.40       $0.47       $1.13       $1.25
  Cumulative effect of
   change in accounting
    principle                   -           -         .01           -
                       ----------- ----------- ----------- -----------
   Net income per
    common share            $0.40       $0.47       $1.14       $1.25
                       =========== =========== =========== ===========

Diluted earnings per
 common share(a):
  Income before
   cumulative effect
   of change in
   accounting
   principle               $0.37       $0.46       $1.06       $1.20
  Cumulative effect
   of change in
   accounting
   principle                   -           -         .01           -
                       ----------- ----------- ----------- -----------
   Net income per
    common share            $0.37       $0.46       $1.07       $1.20
                       =========== =========== =========== ===========

Shares used in the per
 share calculations:
   Basic               42,627,645  47,725,447  42,384,377  46,152,184
                       =========== =========== =========== ===========
   Diluted             49,426,433  48,966,181  49,206,116  49,538,370
                       =========== =========== =========== ===========

Supplemental information:
Operating income
 before depreciation
 and amortization (b)     $50,069     $57,334    $142,098    $160,162



(a) Diluted earnings per share assumes conversion of the 5.5% Convertible Subordinated Notes due 2006 prior to its redemption on April 15, 2004. The interest expense related to these notes, net of tax effects, for the three months ended September 30, 2003 was $1,476, and for the nine months ended September 30, 2003 and 2004 was $4,427 and $1,707, respectively.

(b) A non-GAAP measure; see accompanying Non-GAAP Reconciliation
    Schedule.


                             WASTE CONNECTIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
               (in thousands, except share and per share amounts)


                                                 December   September
                                                    31,         30,
                                                   2003        2004
                                               ----------- -----------
ASSETS
Current assets:
    Cash and equivalents                           $5,276      $4,977
    Accounts receivable, less allowance for
     doubtful accounts of $2,570 and $2,434
     at December 31, 2003 and September 30,
     2004, respectively                            72,474      77,898
    Prepaid expenses and other current assets      11,270      11,551
                                               ----------- -----------
     Total current assets                          89,020      94,426

Property and equipment, net                       613,225     635,999
Goodwill, net                                     590,054     603,489
Intangible assets, net                             64,784      68,440
Restricted cash                                    17,734      13,777
Other assets, net                                  21,135      21,066
                                               ----------- -----------
                                               $1,395,952  $1,437,197
                                               ----------- -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                              $38,682     $40,729
    Accrued liabilities                            31,920      35,863
    Deferred revenue                               23,738      25,966
    Current portion of long-term debt and
     notes payable                                  9,740      10,105
                                               ----------- -----------
          Total current liabilities               104,080     112,663

Long-term debt and notes payable                  601,891     452,483
Other long-term liabilities                         8,400       8,247
Deferred income taxes                             120,162     135,582
                                               ----------- -----------
         Total liabilities                        834,533     708,975

Commitments and contingencies
Minority interests                                 23,925      24,052

Stockholders' equity:
Common stock: $0.01 par value; 50,000,000 and
 100,000,000 shares authorized at December 31,
 2003 and September 30,  2004, respectively;
 43,000,182 and 47,861,766 shares issued
 and outstanding at December 31, 2003 and
 September 30, 2004, respectively                     430         479
Additional paid-in capital                        348,003     456,950
Deferred stock compensation                          (436)     (1,902)
Retained earnings                                 189,094     246,918
Accumulated other comprehensive income                403       1,725
                                               ----------- -----------
    Total stockholders' equity                    537,494     704,170
                                               ----------- -----------
                                               $1,395,952  $1,437,197
                                               ----------- -----------


                             WASTE CONNECTIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                  NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004
                                   (Unaudited)
                             (Dollars in thousands)



                                                        Nine months
                                                           ended
                                                        September 30,
                                                   -------------------
                                                       2003      2004
                                                   --------- ---------


Cash flows from operating activities:
Net income                                          $48,306   $57,824
Adjustments to reconcile net income to
 net cash provided by operating activities:
  Loss on disposal of assets                            276       119
  Depreciation                                       33,034    39,979
  Amortization of intangibles                         1,120     1,867
  Deferred income taxes                              14,060    15,420
  Minority interests                                  7,807     8,995
  Cumulative effect of change in accounting
   principle                                           (448)       --
  Amortization of debt issuance costs                 1,786     1,740
  Stock-based compensation                              151       736
  Interest income on restricted cash                   (230)     (206)
  Closure and post-closure accretion                    324       308
  Net change in operating assets and liabilities,
   net of acquisitions                                8,457     9,699
                                                   --------- ---------
Net cash provided by operating activities           114,643   136,481
                                                   --------- ---------

Cash flows from investing activities:
  Payments for acquisitions, net of cash
   acquired                                         (78,035)  (13,737)
  Capital expenditures for property and
   equipment                                        (44,972)  (56,201)
  Proceeds from disposal of assets                      907       718
  Net change in other assets                         (6,283)    4,174
                                                   --------- ---------
Net cash used in investing activities              (128,383)  (65,046)
                                                   --------- ---------

Cash flows from financing activities:
  Proceeds from long-term debt                       88,940   127,000
  Principal payments on notes payable and long-
      term debt                                     (72,350) (167,962)
     Distributions to minority interest holders      (7,938)   (8,869)
     Proceeds from option and warrant exercises       8,124    29,760
     Payments for repurchase of common stock             --   (51,206)
     Debt issuance costs                                (76)     (457)
                                                   --------- ---------
Net cash used in financing activities                16,700   (71,734)
                                                   --------- ---------

Net increase (decrease) in cash and equivalents       2,960      (299)
Cash and equivalents at beginning of period           4,067     5,276
                                                   --------- ---------
Cash and equivalents at end of period                $7,027    $4,977
                                                   --------- ---------

                         ADDITIONAL STATISTICS
                 THREE MONTHS ENDED SEPTEMBER 30, 2004
                        (Dollars in thousands)



Internal Growth

The following table reflects revenue growth for operations owned for at least 12 months:

Price                         2.8%
Volume                        1.6%
Recycling                     0.8%
                  ----------------
Total                         5.2%


Uneliminated Revenue Breakdown:

Collection               $123,526       64.9%
Disposal and Transfer      58,425       30.7%
Recycling and Other         8,298        4.4%
                       ----------------------
Total                    $190,249      100.0%

Inter-company
 elimination              $24,805


Days Sales Outstanding:  43

Internalization:     68%

Other Cash Flow Items:

   Cash Interest Paid:        $4,568
   Cash Taxes Paid:           $  408



Debt to Capitalization:  39.6%

   Total Debt divided by Total Debt plus Total Stockholders' Equity:
   ($452,483 + $10,105) / ($452,483 + $10,105 + $704,170) = 39.6%



                   NON-GAAP RECONCILIATION SCHEDULE
            THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004
          (in thousands, except share and per share amounts)

Operating income before depreciation and amortization and free cash flow, each a non-GAAP financial measure, are provided supplementally because they are widely used by investors as valuation, liquidity and financial performance measures in the solid waste industry. These measures should be used in conjunction with GAAP financial measures. Management uses operating income before depreciation and amortization and free cash flow as two of the principal measures to evaluate and monitor the ongoing financial performance of our operations. Other companies may calculate operating income before depreciation and amortization and free cash flow differently.

Operating income before depreciation and amortization reconciliation:

                                           Three Months  Nine Months
                                               Ended         Ended
                                          September 30,  September 30,
                                                2004          2004
                                          ----------------------------
Operating income                               $42,783     $118,316
Depreciation and amortization                   14,551       41,846
                                          ----------------------------
Operating income before depreciation and
 amortization                                  $57,334     $160,162
                                          ----------------------------
Operating income before depreciation and
 amortizationas % revenues                        34.7%        33.7%


Free cash flow reconciliation:

                                          Three Months    Nine Months
                                              Ended          Ended
                                          September 30,  September 30,
                                              2004            2004
                                       -------------------------------
Net cash provided by operating
 activities                                    $51,929       $136,481
Plus cash proceeds from disposal of
 assets                                            371            718
Less: Capital expenditures                     (22,306)       (56,201)
Less: Distributions to minority
 interest holders                               (2,940)        (8,869)
                                       -------------------------------
Free cash flow                                 $27,054        $72,129
                                       -------------------------------
Free cash flow as % revenues                      16.4%          15.2%


Net income and EPS adjusted to exclude the cost for early extinguishment of debt are provided as a measure of our operating performance on a more comparable basis to historical periods. The item excluded is financing related and may not occur in every reporting period. Therefore, management evaluates net income and EPS performance excluding this item to evaluate and monitor the ongoing financial performance of our operations. These measures should be used in conjunction with GAAP net income and EPS.

Net income and EPS reconciliation:



                                          Three Months    Nine Months
                                              Ended          Ended
                                         September 30,   September 30,
                                              2004            2004
                                      --------------------------------
Income before cumulative effect of
 change in  accounting principle               $22,451      $57,824
After-tax loss from early retirement
 of debt                                           --         1,125
                                      --------------------------------
Net income excluding loss from early
 retirement of debt                            $22,451      $58,949
                                      --------------------------------
Diluted shares used in the per share
 calculation:                               48,966,181   49,538,370
Diluted EPS excluding loss from early
 retirement of debt:                             $0.46        $1.22


Diluted earnings per share assumes conversion of the 5.5%
Convertible Subordinated Notes due 2006 prior to their redemption on April 15, 2004. The interest expense related to these notes, net of tax effects, for the three and nine months ended September 30, 2004 was $0 and $1,707, respectively.


     CONTACT: Waste Connections, Inc.
              Worthing Jackman, 916-608-8266
              worthingj@wasteconnections.com